Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Tax Free Money Fund ("Fund") was held on October 24, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

          For            Against           Abstain       Broker Non-Votes*
          ---            -------           -------       -----------------

      144,693,513       4,083,786         5,213,834              0


2.    To elect Trustees.

                                                      Number of Votes:
                                                      ----------------

                       Trustee                   For                Withheld
                       -------                   ---                --------

          Henry P. Becton, Jr.               149,140,801           4,850,333

          Dawn-Marie Driscoll                149,153,285           4,837,849

          Peter B. Freeman                   148,922,104           5,069,030

          George M. Lovejoy, Jr.             148,963,784           5,027,349

          Dr. Wesley W. Marple, Jr.          149,002,170           4,988,963

          Daniel Pierce                      149,209,950           4,781,184

          Kathryn L. Quirk                   149,009,586           4,981,548

          Jean C. Tempel                     149,073,843           4,917,291


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

          For            Against           Abstain         Broker Non-Votes*
          ---            -------           -------         -----------------

      137,284,323       9,798,118         6,875,556              33,137

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

          For            Against           Abstain         Broker Non-Votes*
          ---            -------           -------         -----------------

      138,255,446       8,711,493         7,621,925              33,137


5. To approve the revisions of certain fundamental investment policies.


                                                                            Number of Votes:
                                                                            ----------------
                                                                                                            Broker
               Fundamental Policies                      For            Against           Abstain         Non-Votes*
               --------------------                      ---            -------           -------         ----------

       5.1   Diversification                         138,831,457       7,210,448         7,916,092          33,137

       5.2   Borrowing                               138,405,301       7,636,603         7,916,092          33,137

       5.3   Senior securities                       138,711,187       7,330,718         7,916,092          33,137

       5.4   Concentration                           138,681,591       7,360,314         7,916,092          33,137

       5.5   Loans                                   138,905,038       7,136,867         7,916,092          33,137

       5.6   Underwriting of securities              138,912,277       7,122,302         7,923,417          33,137

       5.7   Investment in real estate               138,919,594       7,122,311         7,916,092          33,137

       5.8   Purchase of physical commodities        138,919,602       7,122,302         7,916,092          33,137

       5.9   Investment in California municipal          N/A              N/A               N/A              N/A
             securities

       5.10  Investment in municipal securities          N/A              N/A               N/A              N/A

       5.11  Investment in Massachusetts                 N/A              N/A               N/A              N/A
             municipal securities

       5.12  Investment in New York municipal            N/A              N/A               N/A              N/A
             securities

       5.13  Investment in Ohio municipal                N/A              N/A               N/A              N/A
             securities

       5.14  Investment in Pennsylvania                  N/A              N/A               N/A              N/A
             municipal securities


                                                                                                           Broker
               Fundamental Policies                      For            Against           Abstain         Non-Votes*
               --------------------                      ---            -------           -------         ----------

       5.15  Investment in short-term municipal      138,933,446       7,108,459         7,916,092          33,137
             securities

       5.16  Elimination of tax diversification          N/A              N/A               N/A              N/A

       5.17  Purchases of voting securities              N/A              N/A               N/A              N/A

       5.18  Affiliated transactions                     N/A              N/A               N/A              N/A

       5.19  Disclosed practices                         N/A              N/A               N/A              N/A

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

              For                      Against                    Abstain
              ---                      -------                    -------

          147,512,984                 1,704,063                  4,774,087

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.